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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4/A of eGain Communications Corporation of our report dated February 21, 2000, except as to Note 6 which is as of March 7, 2000, relating to the financial statements of Big Science Company, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

May 12, 2000